UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010
MELA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51481 (Commission File Number)	13-3986004 (IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York (Address of principal executive offices)	10533 (Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 29, 2010, Christiano Butler resigned from the office of Vice President of Operations effective January 3, 2011. Mr. Butler will remain an employee of the Registrant in a non-executive officer position.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.
Date: January 3, 2011	By:	/s/ Richard Steinhart
Chief Financial Officer
(Principal Financial Officer)